UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  July 7, 2011

SCHOOL SPECIALTY, INC.

(Exact name of registrant as specified in its charter)

Wisconsin	000-24385	39-0971239
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

W6316 Design Drive Greenville, Wisconsin 54942
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:  (920) 734-5712

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement.

Entry into Second Amendment to Credit Agreement

On July 1, 2011, School Specialty, Inc. (the “Company”) entered into the Second Amendment to the Credit Agreement dated as of April 23, 2010 (the “Amendment”) by and among the Company, certain subsidiaries of the Company, the lenders identified on the signature pages thereto and Bank of America, N.A., as Administrative Agent, as amended.  In summary, pursuant to the Amendment:

•

The Amendment is conditioned on the exchange of at least $50 million in aggregate principal amount of the Company’s outstanding 3.75% Convertible Subordinated Debentures due 2026 (the “2006 Debentures”), and the delay draw term commitments will be permanently reduced by the amount of the 2006 Debentures so exchanged;

•

The consolidated total leverage ratio will not be tested for the fiscal quarters ending July 30, 2011 and October 29, 2011 and will be increased to 5.50 to 1 for the fiscal quarter ending January 28, 2012, 5.25 to 1 for the fiscal quarter ending April 28, 2012 and 5.50 to 1 for the fiscal quarter ending July 28, 2012, and will remain at a ratio of 4.50 to 1 for the fiscal quarter ending October 27, 2012 and each fiscal quarter thereafter;

•

The consolidated senior secured leverage ratio will not be tested for the fiscal quarters ending July 30, 2011 and October 29, 2011 and will be decreased to 3.00 to 1 for the fiscal quarters ending January 28, 2012 and April 28, 2012, 3.50 to 1 for the fiscal quarter ending July 28, 2012 and 3.00 to 1 for the fiscal quarters ending October 27, 2012 and January 26, 2013, and will remain at a ratio of 3.00 to 1 for the fiscal quarter ending April 27, 2013 and each fiscal quarter thereafter; and

•

The Company must satisfy a new minimum consolidated EBITDA condition, pursuant to which the Company’s consolidated EBITDA for the fiscal quarter ending July 30, 2011 must not be less than $37.0 million and the sum of the Company’s consolidated EBITDA for the two fiscal quarters ending October 29, 2011 must not be less than $74.0 million.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is included as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.

Exchange Transaction to Retire a Portion of the Outstanding 2006 Debentures

On July 7, 2011, the Company entered into separate, privately negotiated exchange agreements under which it will retire $57.5 million in aggregate principal amount of the 2006 Debentures in exchange for the issuance of a new series of 3.75% Convertible Subordinated Debentures due 2026 (the “2011 Debentures”) created under the indenture between the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee, dated March 1, 2011 (the “Indenture”) in an aggregate original principal amount of $57.5 million.  This issuance of the 2011 Debentures is the second following the March 2011 issuance of 2011 Debentures in an aggregate original principal amount of $100 million.  Following the exchange, there will be a total of $42.5 million aggregate principal amount of 2006 Debentures outstanding.

The 2011 Debentures are subordinated to all of the Company’s existing and future senior debt and rank equally to the 2006 Debentures that remain outstanding.

The 2011 Debentures pay interest semi-annually at a rate of 3.75% per year in respect of each $1,000 original principal amount of 2011 Debentures (the “Original Principal Amount”) on each May 30th and November 30th, and in addition thereto the principal accretes on the principal amount of the 2011 Debentures (including the Original Principal Amount) at a rate of 3.9755% per year, compounding on a semi-annual basis commencing March 1, 2011 (such principal amount, including any accretions thereon, the “Accreted Principal Amount”).  The accreted portion of the principal does not bear interest and is not convertible.  The original principal amount of each 2011 Debenture is convertible, at the option of the Company, into cash or a combination of cash and shares of Company common stock, par value $.001 per share (“Company Common Stock”), upon satisfaction of certain conditions set forth below.  The initial conversion rate is 44.2087 shares for each $1,000 of Original Principal Amount (subject to adjustment in certain events), which represents an initial conversion price of approximately $22.62 per share.  However, the Company will not issue any shares of Company Common Stock pursuant to the Indenture if, after giving effect to such issuance, the aggregate number of shares issued pursuant to the Indenture would exceed 19.99% of the number of shares of Company Common Stock outstanding as of March 1, 2011, unless the Company first receives the approval of the Company’s shareholders, which the Company has no obligation to seek.

Holders may convert the 2011 Debentures under any of the following circumstances, each as described in the Indenture:

•

during any fiscal quarter if the closing price of Company Common Stock for at least 20 trading days in the 30 consecutive trading days ending on the last trading day of the immediately preceding fiscal quarter is more than 130% of the conversion price;

•

during the five business days after any five consecutive trading day period in which the trading price per $1,000 Original Principal Amount of 2011 Debentures for each trading day of that period is less than 98% of the product of the closing price of Company Common Stock and the conversion rate of the 2011 Debentures;

•

if the 2011 Debentures have been called for redemption;

•

at any time on or after November 30, 2025; and

•

if specified distributions to holders of Company Common Stock are made, or if certain change of control events occur.

The 2011 Debentures mature on November 30, 2026, unless earlier redeemed, repurchased or converted.  Holders of the 2011 Debentures have the option to require the Company to purchase the 2011 Debentures outstanding on November 30, 2014, November 30, 2018 and November 30, 2022 at a price equal to 100% of the Accreted Principal Amount of the 2011 Debentures delivered for repurchase plus any accrued and unpaid interest on the Original Principal Amount of the 2011 Debentures delivered for repurchase.  The Company has the right to redeem the 2011 Debentures beginning May 30, 2014 at a price equal to 100% of the Accreted Principal Amount of the 2011 Debentures to be redeemed plus any accrued but unpaid interest on the Original Principal Amount of the 2011 Debentures redeemed.

The Company offered the 2011 Debentures to certain holders of the 2006 Debentures in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.  The shares of Company Common Stock issuable upon conversion of the 2011 Debentures have been reserved for issuance by the Company and will be listed on the Nasdaq Global Select Market.

The foregoing description of the 2011 Debentures, the Indenture and the exchange of the 2006 Debentures for the 2011 Debentures, does not purport to be complete and is qualified in its entirety by reference to the Indenture (which includes the form of 2011 Debenture) and the form of Exchange Agreement, copies of which are included as Exhibits 4.2 and 10.1, respectively, to this Current Report on Form 8-K and incorporated herein by reference.  A copy of the press release announcing the exchange transaction described herein is attached as Exhibit 99.1 and is incorporated herein by reference.

This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

Item 2.03

Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02

Unregistered Sales of Equity Securities.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

Exhibit No.	Description

4.1

Second Amendment dated as of July 1, 2011 to the Credit Agreement Credit Agreement dated as of April 23, 2010 by and among the Company, certain subsidiaries of the Company, the lenders identified on the signature pages thereto and Bank of America, N.A., as Administrative Agent, as amended.

4.2

Indenture between School Specialty, Inc. and The Bank of New York Mellon Trust Company, N.A., as Trustee, incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K dated as of February 23, 2011.

4.3	Form of 3.75% Convertible Subordinated Debenture due 2026 (included in exhibit 4.2).

10.1	Form of Exchange Agreement.

99.1	Press Release of School Specialty, Inc. dated July 7, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHOOL SPECIALTY, INC.

Dated: July 7, 2011	By: /s/ David N. Vander Ploeg
David N. Vander Ploeg Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1

Second Amendment dated as of July 1, 2011 to the Credit Agreement Credit Agreement dated as of April 23, 2010 by and among the Company, certain subsidiaries of the Company, the lenders identified on the signature pages thereto and Bank of America, N.A., as Administrative Agent, as amended.

4.2

Indenture between School Specialty, Inc. and The Bank of New York Mellon Trust Company, N.A., as Trustee, incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K dated as of February 23, 2011.

4.3	Form of 3.75% Convertible Subordinated Debenture due 2026 (included in exhibit 4.2).

10.1	Form of Exchange Agreement.

99.1	Press Release of School Specialty, Inc. dated July 7, 2011.